UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

Texas Pacific Land Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-39804	75-0279735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2699 Howell Street, Suite 800
Dallas, TX		75204
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214-969-5530

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPL	New York Stock Exchange NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2025 (the “Effective Date”), Texas Pacific Land Corporation (the “Company”) entered into a credit agreement (the “Credit Agreement”) among the Company, as the borrower, Wells Fargo Bank, National Association, as administrative agent and an L/C issuer, and the other lenders from time to time party thereto (collectively with Wells Fargo Bank, National Association in its capacity as a lender, the “Lenders”).

The Credit Agreement provides for a revolving credit facility (the “Revolving Credit Facility”) in the aggregate principal amount of up to $500.0 million, and the ability to request potential increases in the commitments of the lenders of up to an additional $250.0 million; provided that any such request for an increase must be in a minimum amount of $50,000,000 or, if less, the amount remaining available for all such increases. The Credit Agreement and all borrowings thereunder will mature on October 23, 2029 (the “Maturity Date”).

The borrowings under the Credit Agreement will bear interest at a rate per annum (i) for each SOFR loan, equal to term SOFR for such interest period plus (x) 2.25% if the Company’s consolidated total leverage ratio is less than or equal to 2.0 to 1.0 or (y) 2.50% if the Company’s consolidated total leverage ratio is greater than 2.0 to 1.0 or (ii) for each base rate loan, equal to the base rate plus (x) 1.25% if the Company’s consolidated total leverage ratio is less than or equal to 2.0 to 1.0 or (y) 1.50% if the Company’s consolidated total leverage ratio is greater than 2.0 to 1.0. The base rate for any day is a fluctuating rate per annum equal to the highest of (a) the federal funds rate plus 1/2 of 1%, (b) the rate of interest per annum publicly announced by the Administrative Agent as its prime rate, and (c) term SOFR for a one-month tenor in effect on such day plus 1.00%. The Company is also required to pay customary letter of credit fees.

The Revolving Credit Facility provides for no scheduled principal amortization prior to the Maturity Date. Subject to certain conditions set forth in the Credit Agreement, the Company may borrow, prepay and reborrow under the Revolving Credit Facility and terminate or reduce the Lenders’ commitments at any time prior to the Maturity Date.

Under the Credit Agreement, the Company is required to maintain as of the end of each fiscal quarter a consolidated interest coverage ratio of not less than 3.0 to 1.0 and a consolidated total leverage ratio of not greater than 3.50 to 1.0. Additionally, the Credit Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Company to, among other things, grant liens, incur debt, make investments, effect certain mergers, dispose of assets, make certain payments, pay dividends or distributions on its capital stock, change the nature of the its business, enter into certain transactions with affiliates, enter into certain burdensome agreements, enter into swap agreements and sale and leaseback transactions, in each case subject to customary exceptions. Borrowings of the Company under the Credit Agreement will be unsecured, with a springing senior security interest in substantially all equity securities of the Company’s subsidiaries in the event the Company’s consolidated total leverage ratio exceeds 2.50 to 1.0.

The potential proceeds from future borrowings under the Revolving Credit Facility are to be used for capital expenditures, ongoing working capital, acquisitions and other general business purposes. The Revolving Credit Facility remains undrawn.

The events of default under the Credit Agreement include, among others, payment defaults, breaches of covenants, defaults under the related loan documents, material misrepresentations, cross defaults with certain other material indebtedness, bankruptcy and insolvency events, judgment defaults, certain events related to plans subject to the Employee Retirement Income Security Act of 1974, as amended, invalidity of the Credit Agreement or the related loan documents and change in control events. The occurrence of an event of default could result in the termination of commitments and letter of credit extensions, the acceleration of the Company’s obligations under the Credit Agreement, the requirement to post cash collateral with respect to letters of credit and the exercise of the Lenders of all rights and remedies under the Credit Agreement.

From time to time, the Lenders and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the Credit Agreement is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 27, 2025, the Company issued a press release announcing the entry into the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1*	Credit Agreement, dated October 23, 2025, by and among Texas Pacific Land Corporation, Wells Fargo Bank, National Association, as the administrative agent and an L/C issuer, and the other lenders from time to time party thereto.
99.1	Press release dated October 27, 2025 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Texas Pacific Land Corporation

Date:	October 27, 2025	By:	/s/ Micheal W. Dobbs
		Name:	Micheal W. Dobbs
		Title:	SVP, General Counsel and Secretary